Exhibit 99.1

CDW TO ACQUIRE SIRIUS COMPUTER SOLUTIONS FOR $2.5 BILLION

Significantly Accelerates CDW’s Services and Solutions Capabilities and Enhances Ability to Deliver Customer-Centric Outcomes Across the Full Technology Solutions Stack

Strengthens CDW’s Financial Profile through Margin Expansion and Non-GAAP EPS Accretion

LINCOLNSHIRE, Ill. – October 18, 2021 – CDW Corporation (Nasdaq: CDW) (“CDW” or “Company”) today announced it has entered into a definitive agreement to acquire Sirius Computer Solutions, Inc. (“Sirius”) from an affiliate of Clayton, Dubilier & Rice (“CD&R”) for $2.5 billion in cash, subject to customary closing adjustments. The transaction is expected to significantly accelerate CDW’s services and solutions capabilities and further enhance CDW’s ability to solve customers’ increasingly interconnected and complex technology challenges. The combined company would have had 2020 net sales of $20.5 billion1 and the acquisition is expected to deliver gross margin, non-GAAP operating income (NGOI) margin2, and non-GAAP earnings per diluted share3 accretion.

Founded in 1980, Sirius is a leading provider of secure, mission-critical technology-based solutions for approximately 3,900 large and mid-sized customers. One of the largest IT solutions integrators in the United States, Sirius generated 2020 net sales of $2.04 billion1, leveraging its services-led approach, broad portfolio of hybrid infrastructure solutions, and the deep technical expertise of its 2,600 coworkers to support corporate and public customers and serve as a consultative solutions partner across the full ecosystem of leading and emerging vendors. Sirius’ services and solutions capabilities in key growth areas, including Hybrid Infrastructure, Security, Digital and Data Innovation, and Cloud and Managed Services, will enhance the breadth and depth of CDW’s services and solutions offerings.

“As customers require increasingly complex and critical digital transformation initiatives, Sirius’ broad portfolio of world-class technology-based solutions and services-led approach will immediately add to our capabilities to meet this demand,” said Christine A. Leahy, president and chief executive officer, CDW. “Combining our businesses will accelerate progress on our three-part growth strategy by augmenting our portfolio and enhancing our ability to deliver customer-centric outcomes across the full technology solutions stack and lifecycle. We look forward to welcoming the talented Sirius team and leveraging our common values and collective unparalleled expertise to deliver the best customer experience and create value for CDW shareholders.”

Sirius President & Chief Executive Officer Joe Mertens said, “Today is an exciting day for Sirius. We have long admired CDW and welcome the opportunity to bring our complementary services and solutions capabilities to serve a broader market of customers as a combined company. Sirius and CDW share common values and a performance-driven, customer-focused culture. We look forward to the

[1]	See “Basis of Presentation” for additional information.
[2]

Non-GAAP operating income margin is defined as Non-GAAP operating income as a percentage of Net sales. Non- GAAP operating income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and related payroll taxes, and acquisition and integration expenses. See “Basis of Presentation” for additional information.

[3]

Non-GAAP earnings per diluted share exclude, among other things, charges related to acquisition-related intangible asset amortization, equity-based compensation, acquisition and integration expenses, and the associated tax effects of each. See “Basis of Presentation” for additional information.

opportunity to combine Sirius’ considerable talents with CDW’s, and to being part of a larger, stronger organization that will be even better positioned for growth in the evolving IT services and solutions landscape.”

“Sirius is a strong business with a talented team that offers compelling technology solutions to their clients,” said CD&R Partner Stephen Shapiro. “We are proud to have supported the company’s growth, and we wish them continued success in the future.”

Delivering Compelling Strategic and Financial Benefits and Strong Cultural Fit

•

Accelerates CDW’s service and solutions capabilities. The transaction is expected to accelerate and enhance capabilities in key growth areas such as Hybrid Infrastructure, Security, Digital and Data Innovation, Cloud and Managed Services, creating opportunities to deepen customer relationships and expand customer reach.

•

Adds services scale, further balances CDW’s portfolio and drives enhanced profitability. The transaction will meaningfully broaden CDW’s services portfolio. Combining with Sirius is expected to expand CDW’s Services portfolio by approximately 45%, from approximately $900 million annual net sales in 2020 to approximately $1.3 billion in combined annual net sales[1]. The increased mix of services is expected to further balance and diversify CDW’s portfolio mix with enhanced profitability.

•

Delivers immediate margin and EPS accretion[1]. The transaction is expected to immediately increase CDW’s gross margin by approximately 110 basis points and NGOI margin by approximately 20 basis points on a combined 2020 basis[2]. The transaction also would have added $0.62 to non-GAAP earnings per diluted share on a combined 2020 basis[3].

•

Optimal use of capital, maintaining disciplined capital allocation prioritization. The transaction is expected to further enhance CDW’s free cash flow, which is expected to enable deleveraging to the Company’s target net leverage range by year-end 2022, while continuing to return capital to shareholders and reinvest in the business for growth.

•

Both companies united by common values and culture. CDW and Sirius share common values and a culture centered around delivering an outstanding customer experience, which gives CDW confidence that this combination will be successful in creating value to all stakeholders.

Timing, Approvals and Financing

The transaction is expected to close in December 2021, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions. CDW has committed financing for the transaction. Upon completion of the transaction, CDW expects to have an initial net leverage ratio of approximately 3.3x4. The Company will target deleveraging to approximately 2.5x to 3.0x by the end of 2022 in alignment with its capital allocation priorities.

Advisors

Evercore is serving as financial advisor to CDW and Sidley Austin LLP is serving as legal advisor. Guggenheim Securities, LLC is serving as financial advisor to CD&R and Sirius and Kirkland & Ellis LLP is serving as legal advisor.

Conference Call and Webcast

CDW will hold a conference call today, October 18, 2021 at 7:00 am CT to discuss the transaction. The conference call, which will be broadcast live via the Internet, and a copy of this press release along with supplemental slides used during the call, can be accessed on CDW’s website at investor.cdw.com. For those unable to participate in the live call, a replay of the webcast will be available at investor.cdw.com approximately 90 minutes after the completion of the call and will be accessible on the site for approximately one year.

About CDW

CDW Corporation (Nasdaq: CDW) is a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada. A Fortune 500 company and member of the S&P 500 Index, CDW was founded in 1984 and employs over 10,500 coworkers. For the trailing twelve months ended June 30, 2021, CDW generated Net sales of approximately $20 billion. For more information about CDW, please visit www.CDW.com.

About Sirius Computer Solutions, Inc.

Founded in 1980 with headquarters in San Antonio, TX, Sirius is a privately held, leading national solutions integrator focused on helping organizations transform their business by managing their operations, optimizing their IT, and securing it all. With over 2,600 employees, multiple offices across the U.S., and a team of experts with more than 5,500 professional and technical certifications, the Sirius team specializes in Digital Infrastructure, Security, Cloud, Managed Services, and Business Innovation (Digital and Data). Sirius solutions are built on proven technologies from top strategic partners, and delivered by the brightest minds in the business. Follow @SiriusNews on Twitter and visit siriuscom.com and siriuscom.com/blog for more information about Sirius.

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses. Since inception, CD&R has managed the investment of more than $35 billion in over 100 companies with an aggregate transaction value of more than $150 billion. CD&R’s recent investments in technology-related businesses include Capco, Cloudera, Epicor, Sirius Computer Solutions, and TRANZACT. The Firm has offices in New York and London. For more information, please visit www.cdr-inc.com.

[4]

Defined as the ratio of total debt at period-end excluding any unamortized discount and/or premium and deferred financing costs, less cash and cash equivalents, to trailing twelve-month Non-GAAP operating income plus depreciation and amortization in SG&A (excluding amortization expenses for acquisition-related intangible assets).

Basis of Presentation

The historic financial information of Sirius presented herein represents the financial information of Sirius Computer Solutions, Inc. (“Sirius”), adjusted as described below, and not that of its parent company being acquired, Granite Parent, Inc. (“Sirius Holdco”). Sirius represents substantially all of Sirius Holdco’s revenues, expenses, assets, liabilities and cash flows. However, in connection with the ongoing preparation of audited financial statements of Sirius Holdco, adjustments may be identified prior to finalizing the audit, which could result in material differences from the Sirius financial information presented herein.

The historic combined financial information of Sirius and CDW presented herein is for illustrative purposes only and is not necessarily indicative of results that would have been achieved had the acquisition occurred at the beginning of the periods presented, or results that may be achieved by the combined company in the future. The combined financial information is not intended to represent pro forma financial information under Article 11 of Regulation S-X.

CDW has performed a preliminary review of the financial information of Sirius and has identified certain differences in revenue recognition policies. For illustrative purposes, CDW has presented Sirius’ Net sales results to reflect the estimated impact of recognizing dropship hardware and certain software licenses on a gross basis. As of the date of the Sirius acquisition announcement, CDW is in the process of completing its analysis of Sirius’ customer contracts and establishing a plan to align with CDW’s business practices. As a result, the Net sales presentation may change as additional information is identified in the future.

In addition, in arriving at the estimated NGOI margin and non-GAAP earnings per diluted share contribution from the acquisition of Sirius, CDW has applied certain adjustments to Sirius’ financial results to conform to its definitions of NGOI margin and non-GAAP earnings per diluted share. However, CDW has not completed its reconciliation of Sirius’ non-GAAP financial measures to its non-GAAP financial measures, and any future reconciliation may be material.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements related to the expected closing of the acquisition or the timing thereof, the expected accretive effect of the acquisition, expected net leverage impact of the financing of the acquisition, deleveraging plans and our future prospects as a combined company, including market opportunity and services and solutions capabilities. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this release.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “potential,” “predict,” “project,” “target” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.

Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, include among others, failure to obtain required regulatory approvals in a timely manner or at all; failure to satisfy any other conditions to the closing of the transaction in a timely manner or at all; the occurrence of any event that could give rise to termination of the definitive agreement; the risk that anticipated benefits, including cost synergies and revenue synergies, from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the transaction may not be accretive within the expected timeframe or to the extent anticipated; failure to successfully integrate Sirius; unanticipated costs of acquiring or integrating Sirius; the effect of the announcement of the proposed transaction on our ability or Sirius’ ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; changes in legislation or government regulations affecting the proposed transaction or the parties; and other risk factors or uncertainties identified from time to time in CDW’s filings with the US Securities and Exchange Commission (“SEC”). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements identified above and in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward- looking statements included in this release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

CDW

CDW Investor Inquiries

Kevin White

Director, Investor Relations

(847) 968-0238

investorrelations@cdw.com

CDW Media Inquiries

Sara Granack

Vice President, Corporate Communications

(847) 419-7411

mediarelations@cdw.com

or

Sard Verbinnen & Co

Bryan Locke / Devin Broda / Fiona Tessitore

CDW-SVC@sardverb.com

Sirius

Vin Tugade

Director, Corporate Communications

650-576-3820

Vin.tugade@siriuscom.com